UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 11, 1997




                               AVANT! CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                       0-25864                94-3133226
        --------                       -------                ----------
(State or other jurisdiction of       (Commission           (I.R.S Employer
 incorporation)                       File Number)          Identification No.)


              1208 East Arques Avenue, Sunnyvale, California 94086 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (408) 738-8881

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ITEM 5. Other Events.

On December 5, 1995, the Santa Clara County District Attorney's office executed a search warrant at the Company's Sunnyvale, California facility to determine whether there was evidence of criminal conduct in association with allegations of misappropriation of trade secrets set forth in a lawsuit filed by Cadence Design Systems, Inc.

On April 11, 1997, a criminal complaint was filed against, among others, the Company, Gerald C. Hsu, President, Chief Executive Officer and Chairman of the Board of Directors, Y. Eric Cho, Senior Vice President of Corporate Operations and a member of the Board of Directors, Y. Z. Liao, Vice President, and three other employees of the Company for allegedly violating various California Penal Code Sections relating to the theft of trade secrets. The Company and the individuals above have pleaded not guilty and are awaiting further proceedings. This criminal complaint could result in a loss of such individuals and could have other material adverse effects on the Company.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AVANT! CORPORATION.
                                     -------------------
                                            (Registrant)


Date:  April 18, 1997                /s/  JOHN P. HUYETT
       -----------------             ------------------------------------------
                                     John P. Huyett, Chief Financial Officer
                                     and Treasurer